UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2008

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 24, 2008, Accuride Corporation (the “Company”) was notified by NYSE Regulation, Inc. (“NYSER”) that the Company is not in compliance with the New York Stock Exchange’s (“NYSE”) continued listing criteria under Section 802.01C of the NYSE Listed Company Manual (the “Listed Company Manual”) because the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period as of October 23, 2008.

The Company is currently exploring its options in respect to this deficiency.  Under NYSE rules, the Company must notify the NYSER before November 7, 2008 of its intent to cure this deficiency or be subject to suspension and delisting procedures.  Subject to the foregoing notice requirement, the Company has six months from the date of the NYSER notice to cure the deficiency before the NYSE will initiate suspension and delisting procedures.  During this period, the Company’s common stock will continue to be listed on the NYSE, subject to compliance with other applicable NYSE continued listing requirements, including the NYSE’s minimum global market capitalization standard under Section 802.01B of the Listed Company Manual, which requires the Company to maintain an average global market capitalization of at least $25 million over a consecutive 30 trading-day period.  The Company will continue to monitor its compliance with Section 802.01B, but may not be able to maintain the required market capitalization level.  Any failure to comply with Section 802.01B would result in the NYSE promptly initiating suspension and delisting procedures without any cure period.

On October 30, 2008, the Company issued a press release announcing that it was not in compliance with the NYSE’s continued listing standard relating to minimum share price.  A copy of the press release issued by the Company is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

As disclosed under Item 3.01 above, the Company announced that it will continue to monitor its compliance with Section 802.01B of the Listed Company Manual.  In the event the Company is delisted from the NYSE due to an average global market capitalization of less than $25 million over a consecutive 30 trading-day period, which would occur within the next two weeks unless the consecutive 30 trading-day average price of the Company’s common stock is at least $0.70 per share, the Company expects its common stock will be traded through normal brokerage channels over-the-counter. A move to another exchange would not affect the Company’s business operations and would not change its SEC reporting requirements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release of Accuride Corporation, dated October 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	October 30, 2008	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Accuride Corporation, dated October 30, 2008.